Exhibit 4.2









      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

                         ISSUANCE DATE: January 15, 2002


No. 1-1                                                              $4,166,666


                                 FIBERCORE, INC.

                      5% CONVERTIBLE SUBORDINATED DEBENTURE

              DUE ON THE SECOND ANNIVERSARY OF THE DATE OF ISSUANCE

      THIS DEBENTURE is one of a series of duly authorized and issued debentures of FiberCore, Inc., a Nevada corporation, having a principal place of business at 253 Worcester Road, Charlton, Massachusetts 01507 (the "Company"), designated as its 5% Convertible Subordinated Debentures (the "Debentures" and this debenture, this "Debenture"), issued pursuant to the Convertible Subordinated Debentures and Warrants Purchase Agreement, as amended from time to time, originally dated January 14, 2002 among the Company and the investors signatory thereto (the "Purchase Agreement"). CAPITALIZED TERMS NOT DEFINED IN SECTION 19 OR ELSEWHERE IN THIS DEBENTURE SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PURCHASE AGREEMENT.

      FOR VALUE RECEIVED, the Company promises to pay to Riverview Group, LLC, or its registered assigns (the "Holder"), the principal sum of four million one hundred sixty six thousand and sixty six Dollars ($4,166,666), or such lesser amount reflecting the principal balance then-outstanding, on the second anniversary of the issuance hereof or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 5% per annum, payable semi-annually, in cash or shares of Common Stock as set forth herein. On each conversion of this Debenture, the Company and the Holder shall agree in writing as to the unconverted principal amount then-outstanding following each such conversion. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in registered shares of Common Stock or cash shall be at the discretion of the Company. Semi-annual interest payments shall be due and payable on January 15 and July 15 of each year, commencing with July 15, 2002. Not less than 10 Trading Days preceding the month in which a semi-annual interest payment is due, the Company shall provide the Holder with written notice of its election to pay interest payments due hereunder either in cash or registered shares of Common Stock (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such written notice shall be deemed an election by the Company to pay interest in cash. Payment in shares shall be based on the average of the VWAPs during the 5 Trading Days immediately prior to the interest payment date and otherwise subject to conversions pursuant to Section 4. Failure to timely provide such written notice shall be deemed an election by the Company to pay interest in cash, except that, if the Company shall not have delivered any cash due as payment of interest hereon by the third Trading Day after the date such interest is due, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock in lieu of such interest payment, except that for such purpose the conversion price applicable thereto shall be the lesser of (A) the Mandatory Conversion Price on the Conversion Date, and (B) the Mandatory Conversion Price on the date of the Holder's demand. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). All overdue accrued and unpaid interest to be paid in cash hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (the "Late Fee") (to accrue daily, from the date such interest is due hereunder through and including the date of payment), payable in cash.

      This Debenture is subject to the following additional provisions:

      Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

      Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and the legend set forth on the face of this Debenture. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      Section 3.  Events of Default.

            (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) any default in the payment of the principal of, or
            interest on, any Debentures, in the case of principal, as and when the principal shall become due and payable and in the case of interest, if such default remains uncured for 5 business days; or

                  (ii) any of the representations or warranties made by the
            Company herein, in the Purchase Agreement, the Registration Rights Agreement, or in any agreement, certificate or financial statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Purchase Agreement shall be false or misleading, in light of the circumstances when made, in any material respect at the time made; or

                  (iii) the Company (a) fails to issue Conversion Shares to the
            Holder or to cause its Transfer Agent to issue Conversion Shares, or, if applicable, cash, upon proper exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (b) fails to transfer or to cause its Transfer Agent to transfer any certificate for Conversion Shares issued to the Holder as and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or (c) fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any Conversion Shares issued to the Holder as and when required by this Debenture, the Purchase Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure described in subclauses (a), (b) or (c) shall continue uncured for 7 business days; or

                  (iv) the Company shall fail to perform or observe, in any
            material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under the Purchase Agreement, the Registration Rights Agreement or this Debenture including but not limited to the payments of interest (other than semi-annual interest payments), liquidated damages and Late Fees, provided the Holder has provided the Company notice and an opportunity to cure within 10 Trading Days of any such event of default under this
            Section 3(a)(iv); or

                  (v) any governmental agencies or any court of competent
            jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and such action shall not be dismissed within 60 days thereafter; or

                  (vi) any money judgment, writ or warrant of attachment, or similar process in excess of $100,000 in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of 60 days or in any event later than 5 days prior to the date of any proposed sale thereunder; or

                  (vii) the Registration Statement is not declared effective by the SEC within 120 days from the Closing at which this Debenture was issued; or

                  (viii) the Company or any of its respective subsidiaries shall commence, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any of its respective subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its respective subsidiaries or there is commenced against the Company or any of its respective subsidiaries any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any of its respective subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its respective subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any of its subsidiaries makes a general assignment for the benefit of creditors; or the Company or any of its subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any of its subsidiaries shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts in contemplation of filing a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code; or the Company or any of its subsidiaries shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any of its subsidiaries for the purpose of effecting any of the foregoing; or

                  (ix) the Company (or any subsidiary thereof if guaranteed by the Company) shall default (unless such default is the subject of a bona fide dispute and the Company has set aside adequate reserves) in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding an aggregate of $400,000, unless waived, extended or cured within 10 business days, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

                  (x) the Common Stock shall be delisted from the Principal
            Market or suspended from trading on the Principal Market without resuming trading and/or being relisted or thereon or listed on another Principal Market or having such suspension lifted, in either case, for more than either 3 consecutive Trading Days or 5 Trading Days in the aggregate during any 12 month period (which need not be consecutive Trading Days); or

                  (xi) the Company shall have suspended the Holder's conversion rights for more than four (4) Trading Days in the aggregate during any 12 month period (provided, however, that this Event of Default shall not be deemed to grant the Company any right to any such suspensions); or

                  (xii) if the effectiveness of the Registration Statement
            lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement, in either case, for more than 30 Trading Days, in the aggregate, during any 12 month period.

            (b) During the time that any portion of this Debenture remains outstanding, if any Event of Default occurs and is continuing, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable in cash, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. The aggregate amount payable upon an Event of Default shall be equal to the Event of Default Amount. Interest shall accrue on the amount due hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of redemption in full thereof at the rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures and Conversion Shares for which the full redemption price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

      Section 4.  Conversion.

            (a)   Conversion at Option of Holder.

                  (i) At the option of the Holder, this Debenture shall be
            convertible into Conversion Shares, in whole or in part, at any time and from time to time, after the Original Issue Date (subject to the limitations on conversion set forth in Section 4). The number of Conversion Shares issuable hereunder shall be determined by dividing
            (1) the outstanding principal amount of this Debenture to be converted plus all accrued and unpaid interest on such Debenture by
            (2) $2.967 (subject to adjustments herein)(the "Set Price"), provided that if the Company has not elected to pay the accrued and unpaid interest on such Debenture in shares of Common Stock within the prescribed time period, then the number of shares shall be determined by dividing the outstanding principal amount of this Debenture to be converted by the Set Price; provided further, that notwithstanding any provision herein, the Company may elect to pay interest in cash in the event of a conversion pursuant to this
            Section 4.

                  (ii) Notwithstanding anything to the contrary contained
            herein, if on any Conversion Date:

                        (A) the Common Stock is not listed or quoted on a
                  Principal Market;

                        (B) the Company has failed to timely satisfy its
                  conversion obligations hereunder with respect to Debentures submitted for conversion on such conversion date; or

                        (C) the issuance of such shares of Common Stock would
                  result in a violation of Sections 4(d)(ii) herein.

                  then, at the option of the Holder, the Company, in lieu of delivering Conversion Shares, shall deliver, within 4 Trading Days of each applicable Conversion Date, an amount in cash equal to the product of the number of Conversion Shares otherwise deliverable to the Holder in connection with such Conversion Date and the highest VWAP during the period commencing on the Conversion Date and ending on the Trading Day prior to the date such payment is made.

            (b)   [Intentionally left Blank]

            (c)   Conversion Procedure.

                  (i) CONVERSION NOTICES. The Holder shall effect conversions by surrendering, if applicable, this Debenture (but only if the Holder is converting the entire outstanding principal amount of this Debenture), together with the form of conversion notice attached hereto (a "Conversion Notice") to the Company and the Company's transfer agent. Each Conversion Notice shall specify the principal amount of this Debenture to be converted, the applicable conversion price and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "Conversion Date"). If the Holder is converting less than all of the principal amount represented by this Debenture, the Holder shall convert at least $100,000 in principal amount of this Debenture. The Holder shall not deliver to the Company more than 4 Conversion Notices per calendar month, provided, however, in the event that (A) the Holder delivers a Conversion Notice which is otherwise not permitted hereunder, and
            (B) on or prior to 5 pm ET on the Trading Day following the date such notice is delivered, the Company fails to notify the Holder that it does not intend to honor such Conversion Notice pursuant to this provision, the Company shall be required to honor such Conversion Notice. If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Unless otherwise provided for by the terms hereunder, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by this Debenture, it shall not be required to surrender this Debenture but may exercise its right to convert solely by the delivery of a Conversion Notice. If a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder. At anytime the Holder may elect, upon delivery of this Debenture to the Company, to receive a new Debenture for such principal amount as has not been converted.

                  (ii) DELIVERY OF CONVERSION SHARES. Not later than 4 Trading
            Days after any Conversion Date, the Company will deliver to the Holder, at an address in the United States supplied by the Holder,
            (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those permitted by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture (subject to the limitations set forth in Section 4(d) hereof), (B) if applicable, a new Debenture in a principal amount equal to the principal amount of Debentures not converted (if the Holder elects to surrender this Debenture and a principal amount remains outstanding after conversion), and (C) a bank wire or a bank or certified check in the amount of accrued and unpaid interest (if the Company has timely elected or is required to pay accrued interest in cash). The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                  (iii) FAILURE TO DELIVER CONVERSION SHARES IN A TIMELY MANNER.
            If the Company fails for any reason to deliver to the Holder such certificate or certificates by the 5th Trading Day after the Conversion Date in accordance with Section 4(c)(ii), including, (in the event that shares are to be delivered in certificated form) but not limited to, the obligation of the Company to deliver such shares without any restrictive legend, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of principal amount being converted, $25 per Trading Day (increasing to $50 per Trading Day after 3 Trading Days and increasing to $100 per Trading Day 6 Trading Days after such damages begin to accrue) after such 5th Trading Day until such certificates are delivered; provided, however, in the event the Holder elects to rescind a conversion notice, liquidated damages shall accrue only up to the date of such rescission notice but not thereafter with respect to such rescinded conversion. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the 5th Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due as payment of interest hereon by the fifth Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(a), except that for such purpose the conversion price applicable thereto shall be the lesser of (A) the lesser of the Set Price and the Mandatory Conversion Price on the Conversion Date and, (B) the lesser of the Set Price and the Mandatory Conversion Price on the date of the Holder's demand. Any such shares will be subject to the provision of this Section.

                  (iv) BUY-IN. In addition to any other rights available to the
            Holder, (i) if the Holder sells the shares it has converted and the Holder has provided the Company evidence of such sale reasonably satisfactory to the Company (the "Sale"), and (ii) if the Company fails to deliver to the Holder such certificate or certificates by the 5th Trading Day after the Conversion Date in accordance with
            Section 4(c)(ii), and if after such 5th Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the per share price of the Common Stock pursuant to the Sale, and (B) at the option of the Holder, (x) deliver the Conversion Shares not yet delivered under the Conversion Notice and subject to this provision, or (y) reinstate the principal and interest of this Debenture subject to such Conversion Notice. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the market price of the Conversion Shares on the date of conversion was a total of $10,000, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and the basis for determining such amount. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(c)(iii) in respect of the certificates resulting in such Buy-In.

            (d)   Conversion Restrictions.

                  (i) BENEFICIAL OWNERSHIP LIMITATION. Notwithstanding anything herein to the contrary, the Holder may not convert, and the Company may not cause the Holder to convert, this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payments would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture or any other debenture of the Company held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with this Section. If this Debenture was not surrendered on the Conversion Date, the Company shall provide the Holder written notice of the amount actually converted. If the Holder surrendered this Debenture on the Conversion Date, the Company shall, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                  (ii) LIMITATION ON NUMBER OF SHARES ISSUABLE. Notwithstanding
            anything herein to the contrary, the Company shall not be required to issue to the Holder and any other holders of the Debentures, in the aggregate, in excess of the greater of (A) as of the date of the First Closing Date, 18.5% of the issued and outstanding shares of Common Stock at a price below the market price of the Common Stock on such date, and (B) the number of shares of Common Stock permitted to be issued pursuant to Nasdaq Rule 4350(i), as confirmed in writing by counsel to the Company, upon conversion of the Debentures (the "Maximum Aggregate Share Amount"), unless the Company first obtains shareholder approval permitting such issuances in accordance with Nasdaq rules. If the number of shares of Common Stock which would, notwithstanding the limitation set forth herein, be issuable and sold to the Holder equals or exceeds the Maximum Aggregate Share Amount, then, at any time thereafter, from time to time, at the sole election of the Holder, in whole or in part, the Company shall either: (i) honor the conversion of this Debenture by the Holder at the lowest possible conversion price which would permit such conversion without violating Nasdaq Rule 4350(i), provided, however, that such conversion price shall not be lower than the Set Price, and/or (ii) redeem the portion of this Debenture submitted to the Company, the conversion of which would exceed the Maximum Aggregate Share Amount, otherwise in accordance with Section 5(a).

                  (iii) LIMITATION ON NUMBER OF SHARES ISSUABLE DURING ANY 60
            DAY PERIOD. Notwithstanding anything herein to the contrary, during any rolling 60 consecutive calendar day period, the Company shall not be required to issue to the Holder a number of Conversion Shares during such period in the aggregate that exceeds 9.9% of the number of shares of Common Stock issued and outstanding on the date in question.

            (e)   Anti-Dilution Provisions.

                  (i) DIVIDENDS, STOCK SPLITS, ETC. If the Company, at any time while this Debenture is outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (ii) RIGHTS, OPTIONS, WARRANTS, ETC. If the Company, at any
            time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to holders of the Debentures) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Set Price (the "Lower Price"), then the Set Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Set Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Set Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Set Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Set Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Set Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

                  (iii) FUTURE ISSUANCES. If the Company or any subsidiary
            thereof, at any time while this Debenture is outstanding, shall issue Capital Shares, or Capital Share Equivalents entitling any Person to acquire shares of Common Stock, at a price per share less than the Set Price (if the holder of the Capital Shares or Capital Share Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price) then, the Set Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such securities plus the number of Capital Shares or Capital Share Equivalents offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such securities plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Set Price, provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Capital Share Equivalents shall be deemed outstanding immediately after the issuance of such Capital Share Equivalents. Such adjustment shall be made whenever such shares of Capital Shares or Capital Share Equivalents are issued. However, upon the expiration of any Capital Share Equivalents, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such Capital Share Equivalents shall expire and shall not have been exercised, the Set Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Set Price made pursuant to the provisions of this Section after the issuance of such Capital Share Equivalents) had the adjustment of the Set Price made upon the issuance of such Capital Share Equivalents been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such Capital Share Equivalents actually exercised.

                  (iv) NO ADJUSTMENT. No adjustment to the Set Price pursuant to
            Section 4(e)(iii) will be made (A) upon the conversion of this Debenture or any other Debenture of this series or of any other series issued by the Company, or upon the issuance, conversion, or redemption of, or payment of interest under, any Convertible Securities issued pursuant to the Purchase Agreement; (B) upon the exercise or conversion of any Convertible Securities, options or warrants issued and outstanding on the Original Issue Date of this Debenture; (C) upon the issuance of Common Stock or issuance grant, exercise or conversion of any Convertible Securities which may hereafter be issued, granted, exercised or converted (x) as compensation to employees, consultants, brokers, investment bankers or members of the Board of Directors of the Company, or (y) under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such Common Stock or Convertible Securities is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (D) upon the issuance of Common Stock or Convertible Securities in any transaction of the nature contemplated by Rule 145, promulgated under the Securities Act; (E) in connection with any strategic partnership or joint venture or acquisition (the primary purpose of which is not to raise equity capital for the Company) or (F) the issuance of Common Stock or the issuance, grant, exercise or conversion of Convertible Securities issued to a bank or equipment lessor (pursuant to transactions the primary purpose of which is not to raise equity capital for the Company).

                  (v) RIGHTS OF SHAREHOLDERS, ETC. If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Set Price at which this Debenture shall thereafter be convertible shall be determined by multiplying the Set Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            (f)   Miscellaneous.

                  (i) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustments in the Set Price shall be required if such adjustment is less than $0.01, provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (ii) Whenever the Set Price is adjusted hereunder, the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (iii) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued, fully paid and nonassessable.

                  (iv) Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (v) The issuance of certificates for shares of the Common
            Stock on conversion of this Debenture shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 5.  Redemption.

            (a) Optional Redemption by the Company. If the VWAP of the Common Stock exceeds 150% of the Set Price for a period of 20 consecutive Trading Days or if the Company consummates a public offering of its Common Stock at an offering price in excess of 150% of the Set Price, then, at such time, the Company shall have the right, upon 10 Trading Days' notice to the Holder (an "Optional Redemption Notice" and the date such notice is received by the Holder, the "Notice Date"), to redeem the entire principal amount of this Debenture or any portion thereof not less than $500,000 then held by the Holder, at a cash price equal to the principal amount outstanding of this Debenture plus any accrued but unpaid interest hereon (the "Optional Redemption Price"); provided, however, the Company may only deliver an Optional Redemption Notice to the Holder if, on the Notice Date, (i) there is an effective Registration Statement pursuant to which the prospectus thereunder is available for use in the resale of all of the Conversion Shares issued to the Holder and all of the Conversion Shares as are issuable to the Holder upon conversion in full of this Debenture (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), and (ii) the Common Stock is listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future). If any of the foregoing conditions shall cease to be in effect during the period between the Notice Date and the date the Optional Redemption Price is paid in full, then the Holders subject to such redemption may elect, by written notice to the Company given at any time after any of the foregoing conditions shall cease to be in effect, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. The Holders may convert any portion of the outstanding principal amount of the Debentures subject to an Optional Redemption Notice at the Set Price prior to the date that the Optional Redemption Price is due and paid in full.

            (b) Mandatory Redemption. On each Mandatory Redemption Date, the Company shall redeem a portion of this Debenture equal to the Holder's Pro-Rata share of the Mandatory Redemption Amount (except that, if the Holder elects to exercise any other Debenture(s) on such Mandatory Redemption Date, the amount so redeemed pursuant to such other Debentures shall reduce the principal amount that may be redeemed hereunder on such Mandatory Redemption Date by such amount) at a cash price equal to 100% of the principal amount of this Debenture being redeemed. In lieu of a cash redemption payment, the Company may elect to pay, in whole or in part (and if in part, in multiples of $100,000), such amount to be redeemed on the applicable Mandatory Redemption Date in Conversion Shares based on a conversion price equal to the lesser of (i) 90% OF THE ADJUSTED VWAP DURING THE 22 TRADING DAYS IMMEDIATELY PRIOR TO THE APPLICABLE MANDATORY REDEMPTION DATE, and (ii) the Set Price (the "Mandatory Conversion Price"); provided, however, that the Mandatory Redemption shall only occur if, on the Mandatory Redemption Date and during the 30 calendar days prior thereto, (i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issued to the Holder and all of the Conversion Shares as are issuable to the Holder upon conversion in full of the Debentures subject to such Mandatory Redemption are registered for resale by the Holder thereunder (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), and (ii) the Common Stock is listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future); provided, further, that, on or prior to the first Trading Day of the 30 calendar day period prior to such Mandatory Redemption Date, the Company irrevocably notifies the Holder that it will issue Conversion Shares in lieu of cash and the Company includes in such notification the amount to be converted (the "Conversion Amount"). Notwithstanding anything herein to the contrary, the Holder may elect, upon written notice to the Company not less than 2 Trading Days prior to a Mandatory Redemption Date, to waive any of the aforementioned conditions to the applicable Mandatory Redemption. In the event the Company elects to redeem this Debenture by the issuance of Conversion Shares, the Holder shall have the right, in its sole discretion, by notice to the Company prior to the applicable Mandatory Redemption Date, to increase the Conversion Amount by up to 100% or to decrease the Conversion Amount by up to 50% (except that, in the event one or more of the conditions to a Mandatory Redemption is not met and such condition(s) is waived by the Holder, the Holder may elect to decrease the applicable Conversion Amount by up to 100%). In the event the Conversion Amount is reduced by the Holder, such principal amount not converted but subject to the Mandatory Redemption, if not for the preceding sentence, shall be deferred to the end of this redemption schedule and cumulated with any other amounts so deferred. The Mandatory Conversion Price for any deferred Conversion Amount, shall be calculated at the date when actually converted, not at the time of deferral. By way of example, assume that this is the only Debenture issued under the Purchase Agreement, the Original Issue Date is December 5, 2001, the Effective Date is March 5, 2002 and there remains $5,000,000 in principal outstanding on this Debenture. Assume further that on March 5, 2002 the Company provided the Holder notice that it will redeem $400,000 of the principal amount of this Debenture by the issuance of Conversion Shares rather than cash (i.e. that the Conversion Amount shall be $400,000). On April 5, 2002, the Registration Statement is maintained effective and the Common Stock trades uninterrupted on the Principal Market during the 30 days prior to April 5. Finally, assume that on April 4, 2002, the Holder notifies the Company that it elects to reduce the Conversion Amount to $250,000. Under these circumstances, on April 5, 2002, the Company shall redeem $350,000 principal amount of this Debenture, $250,000 of which shall be paid by the issuance of Conversion Shares based on the Mandatory Conversion Price on the Mandatory Redemption Date and the balance of $100,000, shall be paid in cash. The Mandatory Redemption of $150,000 of the principal amount of this Debenture shall be deferred until after the remaining principal amount outstanding of this Debenture has been subject to this Mandatory Redemption provision. Notwithstanding anything herein to the contrary, conversions hereunder shall be made as if pursuant to Section 4, including but not limited to, liquidated damages and fees for late delivery of Conversion Shares, and the Conversion Date for such purposes shall be the Mandatory Redemption Date. The Holder may convert any portion of the outstanding principal amount of the Debentures subject to a Mandatory Redemption prior to the date that the Mandatory Redemption is due and paid in full at the Set Price. Nothing herein shall preclude the Holder from converting this Debenture to the extent this Debenture remains unpaid and unconverted after the Mandatory Redemption Date.

            (c) Redemption Procedure. The Optional Redemption Price is due on the 10th Trading Day following the Notice Date and payment of cash and/or issuance of Conversion Shares pursuant to the Mandatory Redemption shall be made on the Mandatory Redemption Date. If any portion of the Optional Redemption Price or cash payment for the Mandatory Redemption shall not be paid by the Company by expiration of such 10th Trading Day or Mandatory Redemption Date, as the case may be, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Optional Redemption Price or cash payment of the Mandatory Redemption plus all such interest is paid in full. In addition, if any portion of the Optional Redemption Price or payment for the Mandatory Redemption remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If a Holder elects to invalidate such redemption the Company shall promptly, and, in any event, not later than 3 Trading Days from receipt of such Holder's notice of such election, return to such Holder all of the Debentures for which the Optional Redemption Price shall not have been paid in full. With respect to the principal amount of any Debentures to be converted pursuant to a Mandatory Redemption and subject to such invalidation, the conversion price as to any conversions pursuant to Section 4(a)(i) thereafter shall equal the Mandatory Conversion Price on the date such demand is made (notwithstanding the fact that such a date may not be a Mandatory Conversion Date).

      Section 6.  Dividends, Mergers, Consolidations, Reclassifications, Etc.

            (a) Notice of Certain Events. If (i) the Company shall declare a dividend (or any other distribution) on the Common Stock; (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holder at its last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

            (b) Change of Control. In case of any Change of Control or sale or disposition by the Company of all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or redemption or repurchase of more than a de minimis number of shares of Common Stock or other equity securities of the Company, the Holder shall have the right to either (i) avail itself of any of the rights, remedies and procedures otherwise available to the Holder pursuant to Section 3(b) as if an Event of Default had occurred, (ii) convert its aggregate principal amount of Debentures then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such merger, consolidation or sale would have been entitled, or (iii) in the case of Change of Control involving a merger in which the Company is not the surviving corporation or a consolidation, (A) require the surviving entity to issue convertible subordinated debentures in such face amount equal to the aggregate principal amount of Debentures then held by the Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture and shall be entitled to all of the rights and privileges of a Holder of this Debenture and the agreements pursuant to which this Debenture was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock or other securities issuable upon conversion thereof), and (B) simultaneously with the issuance of such convertible subordinated debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (iii), the conversion price applicable for the newly issued convertible subordinated debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Set Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to such successive events. The terms of any agreement to be executed in connection with any Change of Control transaction shall include terms requiring any successor or surviving entity to comply with the provisions of this Section.

            (c) Reclassification. In case of any reclassification of the Common Stock (other than a change in par value or a change from par value to no par value) or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option, (i) to convert, at any time, in whole or in part, the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (ii) to cause the Company to exercise its right to redeem the aggregate outstanding principal amount of this Debenture, plus all interest and other amounts due and payable thereon, pursuant to Section 5. The entire redemption price due hereunder shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

       Section 7.  Subordination

            (a) Agreement To Subordinate. The Company agrees, and the Holder, by accepting this Debenture agrees, that the indebtedness evidenced by this Debenture is subordinated in right of payment, to the extent and in the manner provided in this Section 7, to the prior payment and/or cancellation in full of all Senior Indebtedness of the Company and that such subordination is for the benefit of, and enforceable by, the holders of such Senior Indebtedness.

            (b) Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (i) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before the Holder shall be entitled to receive any payment of principal of or interest on the Debentures; and

                  (ii) until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which the Holder would be entitled but for this Section 7 shall be made by the liquidating trustee or agent or other person making such payment or distribution (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise) directly to holders of such Senior Indebtedness as their interests may appear to the extent necessary to pay in full all Senior Indebtedness remaining unpaid after giving effect to any prior or concurrent payment or distribution, or provision therefor, to holders of such Senior Indebtedness.

                  (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities issued to the Holder upon conversion under or redemption of this Debenture, cash paid for liquidated damages pursuant to
            Section 7(c) or shares of common stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding on terms not less favorable than those of this Section 7) shall be received by the Holder before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the Senior Creditor, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, or provision made for its payment, after giving effect to any prior or concurrent payment or distribution on the Senior Indebtedness.

            (c) Event of Default and Notice. The Holder covenants and agrees that: (a) if an Event of Default shall occur under this Debenture, other than by conversion of this Debenture into Conversion Shares or the issuance of shares of Common Stock in lieu of liquidated damages, the Holder will not demand payment of any principal of or interest on this Debenture or demand, during any consecutive 120 day period, in excess of such Holder's Pro-Rata share of $200,000 in cash for the payment of liquidated damages pursuant to this Debenture, until one hundred and twenty (120) days after the Holder has provided the Senior Creditor the written notice of the Event of Default at the addresses of the Senior Creditor set forth in this Section 7; (b) the Holder agrees not to oppose, interfere with or otherwise attempt to prevent the Senior Creditor from enforcing its security interests in and/or liens on any of collateral held by the Senior Creditor or otherwise realizing upon any of such collateral;
      (c) the Holder shall not attempt to take possession of and/or to attempt to foreclose on any lien, security interest or other encumbrance on or in any of the collateral held by the Senior Creditor prior to the time all of the Senior Indebtedness held by the Senior Creditor shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between the Company and Senior Creditor shall have been terminated; and (d) the Holder shall not, directly or indirectly, take any action to contest or challenge the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Indebtedness held by the Senior Creditor, any documents evidencing the Senior Indebtedness or any of the security interests and/or liens held by Senior Creditor in or on any of the collateral. Upon notification to the Company of an Event of Default, the Holder shall concurrently notify the Senior Creditor in writing of such Event of Default. In the event that the Holder is precluded under this Subsection 7(c) from demanding a cash payment for accrued liquidated damages, the Holder may elect to demand shares of Common Stock in lieu of cash based on a conversion rate equal to the Mandatory Conversion Price (notwithstanding the fact that such date may not be a Mandatory Conversion Date).

            (d) Default on Senior Indebtedness. The Company may not pay the principal of, premium (if any) or interest on this Debenture in cash and may not repurchase, redeem or otherwise retire this Debenture (other than securities issued to the Holder upon conversion under or redemption of, this Debenture) if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on such Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full.

            (e) When Distribution Must Be Paid Over. If a distribution prohibited by this Section 7 is made to Holders, the Holders who receive such distribution shall hold such distribution in trust for holders of Senior Indebtedness of the Company and pay such distribution over to them as their interests may appear.

            (f) Waiver of Certain Rights. The Holder hereby waives any and all rights to (a) require Senior Creditor to marshall any property or assets of the Company or to resort to any of the property or assets of the Company in any particular order or manner, (b) require Senior Creditor to enforce any guaranty or any security interest or lien given by any person or entity other than the Company to secure the payment of any or all of the Senior Indebtedness held by the Senior Creditor as a condition precedent or concurrent to taking any action against or with respect to any collateral securing such Senior Indebtedness and/or (c) bring any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Indebtedness held by the Senior Creditor, any of the documents evidencing the Senior Indebtedness held by the Senior Creditor or any of the security interests and/or liens of Senior Creditor in or on any of the collateral securing its Senior Indebtedness.

            (g) Priority of Security Interests. Any and all security interests, liens, rights and interests of the Holder, whether now or hereafter arising and howsoever existing, in or on any or all of the collateral now or hereafter securing the Senior Indebtedness held by the Senior Creditor shall be and hereby are subordinated to any and all security interests, liens, rights and interests of Senior Creditor in and to any collateral now or hereafter securing such Senior Indebtedness, irrespective of (a) the time, order, manner or method of creation, attachment or perfection of the respective security interests and/or liens granted to the Holder or the Senior Creditor in or on any or all of the property or assets of the Company, (b) the time or manner of the filing of their respective financing statements, (c) whether the Holder or the Senior Creditor or any bailee or agent thereof holds possession of any or all of the property or assets of the Company, (d) the dating, execution or delivery of any agreement, document or instrument granting the Holder or the Senior Creditor security interests and/or liens in or on any or all of the property or assets of the Company, (e) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests and (f) any provision of the Uniform Commercial Code or any other applicable law to the contrary. For purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

            (h) Bankruptcy. The provisions of this Section 7 shall continue in full force and effect after the filing of any petition for relief by or against the Company under the United States Bankruptcy Code (the "Code") and all converted or succeeding cases in respect thereof (all references herein to the Company being deemed to apply to the Company as a debtor-in-possession and to a trustee for the Company), and shall apply with full force and effect with respect to all collateral held by the Senior Creditor, and to all Senior Indebtedness incurred by the Company from the Senior Creditor, subsequent to such filing.

            (i) Relative Rights. This Section 7 defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

                  (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on and liquidated damages in respect of, the Debentures in accordance with their terms; or

                  (ii) prevent any Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

            (j) Payment in Stock. Notwithstanding any provision in this Section 7, the Company may at any time pay or redeem this Debenture in shares of Common Stock pursuant to the terms and conditions set forth herein and the Holder may receive such shares of Common Stock free and clear of any claims of the holders of Senior Indebtedness. Nothing herein shall restrict delay or otherwise affect the Holder's right to receive securities upon any conversion or issuance under this Debenture.

            (k) Reliance by Holders of Senior Indebtedness on Subordination Provisions. The Holder by accepting a Debenture acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            (l) Definitions.

      "Senior Indebtedness" of the Company means the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of any indebtedness of the Company for money borrowed, including but not limited to indebtedness now or hereafter borrowed from or otherwise due to the Senior Creditor unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Debentures whether outstanding on the date of this Debenture is issued or thereafter incurred; provided, however, that Senior Indebtedness shall not include:

            (1)  any obligation of the Company to any Subsidiary of the Company;
            (2) any liability for federal, state, local or other taxes owed or owing by the Company;
            (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities); or any obligations with respect to the Common Stock.

      "Senior Creditor" means Fleet National Bank, N.A. and its successors and assigns, with notice addresses at both 100 Federal Street, Boston, MA 02110 Attention: Senior Commercial Loan Officer - Massachusetts, and 100 Front Street, Worcester, MA 01608 Attention: Senior Commercial Loan Officer, provided, however, that in the event that all of the Senior Indebtedness to Fleet National Bank is no longer outstanding, Senior Creditor shall mean the creditor or creditors of the Company which shall have substantially refinanced the Senior Indebtedness to Fleet National Bank, N.A., and such creditors' successors and assigns.

      Section 8. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, as set forth in the Purchase Agreement, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of dispatch, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

       Section 9. Company's Obligations. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Conversion Shares to the extent permitted or required under the Purchase Agreement or this Debenture; or (iii) enter into any agreement with respect to any of the foregoing. The Company may only voluntarily prepay the outstanding principal amount of this Debenture in accordance with Section 5(a) hereof or on the Maturity Date.

      Section 10. Force Majeure. Notwithstanding any provision herein, the Company shall not be subject to liquidated damages or other penalties arising from the Company's failure to timely deliver certificates pursuant to this Debenture, or for failure to deliver an opinion of counsel, if such failure results from Force Majeure.

      Section 11. Rights as Holder. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

      Section 12. Replacement Debentures. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

      Section 13. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

      Section 14. Waivers. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

      Section 15. Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

      Section 16. Non Trading Days. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

      Section 17. Headings. The headings used in this Debenture are used for convenience only and are not to be considered in construing or interpreting this Debenture.

      Section 18. Assignment. Notwithstanding any provision herein, the Holder shall not sell, assign, pledge, encumber, or otherwise transfer this Debenture or any rights hereunder to any person or entity without the consent of the Company, which consent shall not be unreasonably withheld; provided, however, in no event shall the Holder assign this Debenture to any person, entity or company that, in the reasonable judgment of the Company, are in direct competition with the Company, including but not limited to, persons, entities or companies in the telecommunications industry, data communications industry or the business of manufacturing optical fiber or preform.

      Section 19. Definitions. For the purposes hereof, the following terms shall have the following meanings:

            (a) "Adjusted VWAP" with respect to a period means the result obtained by selecting the 12 lowest VWAPs during such period, ignoring the highest and lowest such VWAPs, and averaging the remaining 10 VWAPs.

            (b) "Buy In" shall have the meaning assigned to such term in Section 4(c)(iv).

            (c) "Change of Control Transaction" means the occurrence of any of
      (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company in a transaction or series of transactions not approved by the board of directors of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the consolidation or merger of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or the Company into a wholly-owned subsidiary of the Company) where (A) the shareholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or (B) the common stock of such surviving corporation is not listed for trading on a Principal Market immediately after the completion of such transaction, or (iv) the sale of all or substantially all of the assets of the Company in one or a series of related transactions.

            (d) "Conversion Amount" shall have the meaning ascribed to such term in Section 5(b).

            (e) "Conversion Date" shall have the meaning ascribed to such term in Section 4(c).

            (f) "Conversion Notice" shall have the meaning ascribed to such term in Section 4(c).

            (g) "Conversion Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

            (h) "Convertible Securities" means warrants, rights, or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock.

            (i) "Debenture(s)" shall have the meanings ascribed to such terms in the opening paragraph of this Debenture.

            (j) "Debenture Register" shall have the meaning ascribed to such term in the second opening paragraph of this Debenture.

            (k) "Event of Default" shall have the meaning ascribed to such term in Section 3(a).

            (l) "Event of Default Amount" for any Debentures shall equal the sum of (i) the greater of (A) 115% (except 100% in the event that the Company is required to pay the Event of Default Amount as a result of an election by the Holder pursuant to Section 6(b)) of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid, divided by the Set Price multiplied by the VWAP on (x) the date the Event of Default Amount is demanded or otherwise due, or (y) the date immediately prior to the date the Event of Default Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages, if any, due in respect of such Debentures, plus all accrued and unpaid interest hereon.

            (m) "Holder" shall have the meaning ascribed to such term in the second opening paragraph of this Debenture.

            (n) "Late Fee" shall have the meaning ascribed to such term in the second opening paragraph of this Debenture.

            (o) "Mandatory Conversion Price" shall have the meaning ascribed to such term in Section 5(b).

            (p) "Mandatory Payment" shall have the meaning ascribed to such term in Section 4(b).

            (q) "Maturity Date" shall have the meaning ascribed to such term in the second opening paragraph of this Debenture.

            (r) "Maximum Aggregate Share Amount" shall have the meaning ascribed to such term in Section 4(d)(ii).

            (s) "Notice Date" shall have the meaning ascribed to such term in
      Section 5(a).

            (t) "Optional Redemption Notice" shall have the meaning ascribed to such term in Section 5(a).

            (u) "Optional Redemption Price" shall have the meaning ascribed to such term in Section 5(a).

            (v) "Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

            (w) "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

            (x) "Purchase Agreement" shall have the meaning ascribed to such term in the first paragraph of this Debenture.


                       ***********************************

            IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                    FIBERCORE, INC.

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT A

                             NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert the attached Debenture into shares of common stock, $.001 par value per share (the "Common Stock"), of FiberCore, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:      __________________________________________________
                              Date to Effect Conversion

                              __________________________________________________
                              Principal Amount of Debentures to be Converted

                              __________________________________________________
                              Number of shares of Common Stock to be Issued

                              __________________________________________________
                              Conversion Price

                              __________________________________________________
                              Signature

                              __________________________________________________
                              Name

                              __________________________________________________
                              Address